UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Exchange Act of 1934 (Amendment No.)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ZIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On April 29, 2011, Zix Corporation (“Company”) filed and mailed its definitive Proxy Statement (“Proxy Statement”) relating to its 2011 Annual Meeting of Shareholders to be held on Wednesday, June 8, 2011 at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Drive, Dallas, Texas 75204. The following information was inadvertently omitted from the section entitled “Security Ownership of Directors, Management and Certain Beneficial Owners contained on pages 33 and 34 of the Proxy Statement as filed:

Amount and Nature of
Beneficial Ownership(1)
	Number of Common	Percentage of
	Stock Shares	Total Common Stock
Beneficial Owner	Beneficially Owned	Shares Outstanding(2)
Blackrock Inc. (3)	3,755,125	5.7%

(1)	Reported in accordance with the beneficial ownership rules of the SEC.

(2)	Percentage is based on the total number of shares of the Company’s common stock outstanding at March 31, 2011, which was 66,236,238 shares.

(3)	As reported in a Schedule 13G filed on February 9, 2011 by Blackrock Inc., 40 East 52nd Street, New York, New York 10022. According to the Schedule 13G, Blackrock, Inc. has sole voting and dispositive power to all of these shares.